UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

HARLEYSVILLE NATIONAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

483 Main Street, Harleysville, Pennsylvania		19438
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-256-8851

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective December 8, 2006, Harleysville National Corporation (the “Corporation”), Harleysville National Bank and Trust Company and Harleysville Management Services, LLC entered into a Complete Settlement Agreement and General Release (the “Agreement”) with Gregg J. Wagner dated November 29, 2006. The Agreement relates to the termination of Mr. Wagner’s employment and modifies the terms of his employment agreement that was dated January 1, 2005 and was effective April 1, 2005. Mr. Wagner served as President and Chief Executive Officer of the Corporation until September 26, 2006. For a brief description of the material terms and conditions of the Agreement, please refer to Item 5.02 which is incorporated herein by reference, and to the copy of the Agreement filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 8, 2006, Harleysville National Corporation (the “Corporation”), Harleysville National Bank and Trust Company and Harleysville Management Services, LLC entered into a Complete Settlement Agreement and General Release (the “Agreement”) with Gregg J. Wagner dated November 29, 2006. The Agreement relates to the termination of Mr. Wagner’s employment and modifies the terms of his employment agreement that was dated January 1, 2005 and was effective April 1, 2005. Mr. Wagner served as President and Chief Executive Officer of the Corporation until September 26, 2006.

The material terms of the Agreement are summarized as follows:

1. Mr. Wagner shall receive as his severance package amounts equal to $623,671 minus all appropriate withholdings and/or deductions. Mr. Wagner will also receive title to his company car with a value of $41,820. The Corporation shall also pay $15,000 for outplacement services directly to the outplacement agency.

2. Mr. Wagner agrees to release the Corporation and its affiliates and all other releasees as identified in the Agreement from all claims and rights including but not limited to those arising from or based upon his employment or the termination of his employment and any related statute or law.

3. The Corporation agrees to indemnify Mr. Wagner from any legal process in any actions or suits arising out of his service as a director, officer or employee of the Corporation subject to certain limitations.

4. Mr. Wagner agrees not to disclose any confidential information of the Corporation and return any confidential documents and information to the Corporation.

5. Mr. Wagner agrees to not compete with the Corporation in Berks, Bucks, Chester or Montgomery Counties, Pennsylvania for a six-month period following the termination of his employment. Mr. Wagner also agrees to not contact, solicit or induce any customer, referral source or employee of the Corporation to become a customer, referral source or employee of anyone other than the Corporation for a period of one year.

For further information, please refer to the copy of the Agreement filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

    Not applicable.

(b)  Pro Forma Financial Information

    Not applicable.

(c)  Shell Company Transactions

    Not applicable.

(d)  Exhibits.

        Exhibit 99.1: Complete Settlement Agreement and General Release between Gregg J. Wagner and Harleysville National Corporation, Harleysville National Bank and Trust Company and Harleysville Management Services, LLC dated November 29, 2006 and effective as of December 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION (Registrant)
December 13, 2006	By:	/s/ George S. Rapp
Name: George S. Rapp
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Page

Exhibit 99.1: Complete Settlement Agreement and General Release between Gregg J. Wagner and Harleysville National Corporation, Harleysville National Bank and Trust Company and Harleysville Management Services, LLC dated November 29, 2006 and effective as of December 8, 2006.	6